BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

香港干諾道中111號
永安中心25樓

BY EMAIL AND BY REGISTERED MAIL

The Audit Committee and the Board of Directors
China-Biotics, Inc.
No. 26 Orient Global Headquarter,
Lane 118, Yonghe Road, Zhabei District,
Shanghai 200072, China

Attn: Mr. Song Jin An, Chairman of the Board of Directors
Mr. Simon Yick, Chairman of the Audit Committee

June 22, 2011
Our ref: 52564/ah0311/2206

Dear Sirs

RE: SECTION 10A REPORT AND RESIGNATION

This is to confirm that effective June 22, 2011, BDO Limited resigned as independent auditor of China-Biotics, Inc. (the "Company") (Commission File Number 333-110733).

This is also a report to the Board of Directors of the Company (the "Board") that BDO Limited has determined that it is likely that the irregularities mentioned in its letter of June 10, 2011 (Annex A) constitute illegal acts which could have a material effect on the financial statements of the Company for the purposes of Section 10A of the Securities Exchange Act 1934 ("Section 10A"), and has concluded that the Board and audit committee have not taken timely and appropriate remedial actions in respect of the illegal acts. Such a failure renders it impossible for BDO Limited to gather evidence to assess whether the Company's accounting records have been falsified and whether there are other issues which could have a material effect on the financial statements of the Company, which warrants BDO Limited's resignation.

Cont'd 2.../

Background and reasons

The following factors prompted BDO Limited ("we" or "us") to take the above actions:

1. On March 29, 2011, we had a telephone call with Mr. Yick, the Chairman of the audit committee of the Company, reminding him about the allegations of fraud that were publicly available (including allegations from the securities class action), and requested him to have an independent party to look into these allegations. On March 30, 2011, we had a follow-up conference call with the audit committee and the management about the same. In the conference call, the management agreed to proceed with an independent investigation. However, at that time, Mr. Yick advised that he had approached a number of independent parties for this, but had not yet made a decision. Subsequently, the Company formed a Special Committee of the audit committee comprising Mr. Yick and audit committee member Dr. Du Wen Min in April 2011 to look into these allegations. The Special Committee commissioned Deloitte & Touche Financial Advisory Services Limited ("Deloitte") and Jun He Law Offices ("Jun He") to conduct a special forensic investigation into these allegations. However, the Company did not fulfill our request to make a public announcement of the formation of the Special Committee and the appointments of Deloitte and Jun He to conduct the forensic investigation. We have asked but have not received any explanations from the Company as to why it could not fulfill our above request. We have not been provided by the Company with any written periodic status updates regarding the forensic investigation. We have also asked the Company to provide us with a written authorization to communicate directly with Jun He and Deloitte in respect of the forensic investigation work, but have not received a positive reply. Up to the date of this letter, the forensic investigation has not been completed, and we have not been advised by the Company when the forensic investigation will be completed. Because the Company has not provided us with sufficient information about the progress of the forensic investigation, we were unable to assess whether it would have material impact on our audit.

2. In our letter of May 19, 2011 to the audit committee, we notified the audit committee of the difficulties that we encountered during the course of our audit of the Company's financial statements for the year ended March 31, 2011 (the "audit") because of the delay in the provision of information, explanations and documents by the Company. We also advised in our letter of May 19, 2011 that there was a high likelihood that the Company would not be able to file its Form 10-K by the due date because we would not be able to issue an audit report on the Company's financial statements unless:

   a. there is major improvement in management response and facilitation of our audit,

   b. we do not encounter any unexpected matters during the course of carrying out our remaining audit procedures, and

   c. the forensic investigation is completed and our review of the finalized forensic investigation report is completed satisfactorily.

   Unfortunately, none of these three conditions were satisfied. We did not see an improvement in the Company's response to our audit; we did encounter unexpected matters in carrying out our audit; and we have not seen the results of the forensic investigation. As a result, we have experienced undue delay in our audit.

Cont'd 3.../

BDO

3. In our letter of June 10, 2011 to the audit committee and the Board, we informed the audit committee and the Board of the irregularities that we had identified during the course of our audit, together with supporting evidence of the irregularities:

   I. Irregularities in a sales contract whereby the chop of the purchaser affixed on the sales contract belongs to a different company than the one named in the sales contract.

   II. Irregularities related to the performance of our audit procedures of reviewing the Company's on-line bank accounts through the e-banking system of the Bank of Communications (the "Bank"), in that we were directed by staff of the Company to access a suspected fake website of the Bank.

   III. Irregularities in a bank advice dated March 21, 2011 pertaining to bank interest income. The advice contained mathematical errors, which the Company's management dismissed as clerical mistakes made by the Bank. This advice was later replaced by management with a "corrected" advice from the Bank.

   IV. Irregularities in the interest earned by the Company in that the deposit interest rate recorded as earned by the Company differed from an "undated" deposit agreement (协定存款合同) with the Bank presented to us and which the Company's Executive Vice President, Ms. Yan, represented as having been entered into between 上海双金生物科技有限公司 (unofficial English translation: Shanghai Shining Biotechnology Company Limited), a subsidiary of the Company, and the Bank in February 2011.

   In our letter we also reminded the audit committee and the Board of their responsibilities for the identified irregularities, which should be carefully considered and addressed by them. We have also requested the audit committee and the Board to take the following immediate actions to address these irregularities and required a formal response from the audit committee and the Board by June 13, 2011:

   a. Investigate into these irregularities and provide to us the results of the investigation by the Company;

   b. Notify Deloitte and Jun He of these additional findings so as to allow them to take these findings into consideration in the scope of their forensic investigation; and

   c. Inform the Company's U.S. counsel of this development and seek their advice.

4. We have received the Company's fax enclosing a copy of the Company's certain preliminary explanations of June 12, 2011 regarding the identified irregularities ("Company Response"). However, the Company Response has only a Company chop on it without any signatures by the Company's CEO and CFO to acknowledge their responsibilities for it. In our letter of June 13, 2011 to the Company and copied to the audit committee and senior management (<u>Annex B</u>) we asked but did not receive any corroborating documentation and audit evidence to support the authority of the Company's Response. We were also informed by the Company's CFO in a telephone conversation on June 16, 2011 that he had not verified the Company Response before it was issued to us, and that before he can sign the Company Response, he needs to verify it. As a result, we have serious doubt as to the accuracy and value of the Company Response, and determined that the Company Response could not be relied upon by us.

Cont'd 4.../

5. In our letter of June 13, 2011 to the audit committee and copied to the Board and senior management (<u>**Annex C**</u>), we again requested the audit committee to take a number of steps, as part of its oversight responsibilities with respect to the identified irregularities, and provide a response to us by June 14, 2011. In Mr. Yick's letter of June 14, 2011 to us ("AC Response Letter"), Mr. Yick informed us of limited actions that had been taken by the audit committee (<u>**Annex D**</u>). The AC Response Letter failed to provided us with sufficient details about the work that the audit committee should have performed to discharge its oversight responsibilities with regard to the identified irregularities, such as preparing a specific plan for investigating and remediating the irregularities that we identified. As a result, the AC Response has not adequately addressed the identified irregularities.

6. In our letter of June 15, 2011 to the audit committee and copied to the Board and senior management (<u>**Annex E**</u>), we informed the audit committee that the AC Response was inadequate because it did not provide sufficient information about how the audit committee would proceed with an independent investigation or remediation plan to address these irregularities. The absence of any explanation for the irregularities, combined with the absence of any steps to investigate and remediate the irregularities, is an inherently insufficient response to these important issues.

7. In our letter of June 15, 2011, we also required the following from the audit committee with respect to the identified irregularities:

    a. To provide us with a written communication by the end of the business day of June 15, 2011 pertaining to the results of Deloitte's investigation into the irregularities identified by us in respect of the on-line bank accounts of the Company maintained with the Bank, which Deloitte was scheduled to perform on June 14, 2011 (paragraph 3(II)).

    b. To ensure that the Company arranges for us to meet with senior management of the Shanghai head office of the Bank during a visit to that office on the morning of June 17, 2011 in order to enable us to confirm the Company's bank balances and transactions directly with the senior management of the head office of the Bank, and confirm to us the arrangement by noon on June 16, 2011. Prior to the meeting, we required the names of the senior management of the Bank whom we would meet, and their positions.

    c. To provide us with a written investigation report by the end of the business day of June 17, 2011 pertaining to the findings of Jun He and/or Deloitte on the irregularities regarding the sales contract and bank interest income as detailed in our letter of June 10, 2011 (paragraphs 3(I), (III) and (IV)).

    The Company has failed to comply with these three important items, despite our repeated requests. We have not been provided with Deloitte's analysis of the irregularities identified by us and it appears that the Company is not facilitating Deloitte's completion of the forensic investigation. We have not been authorized to communicate directly with Deloitte on its forensic investigation. We have not been able to meet with the necessary bank personnel to confirm the Company's bank balances and transactions directly with the Bank.

Cont'd 5.../

BDO

8. On the basis of the above, we have determined that it is likely that the irregularities identified in our letter of June 10, 2011 constitute illegal acts which could have a material effect on the financial statements of the Company, and have concluded that the audit committee and the Board have been adequately informed by us with respect of these illegal acts. We have further concluded that the Board and audit committee have not taken timely and appropriate remedial actions with respect to these illegal acts. Such a failure renders it impossible for us to gather evidence to assess whether the Company's accounting records have been falsified and whether there are other issues which could have a material effect on the financial statements of the Company.

9. As a result, we are providing this Section 10A report to the Board and also resigning as the Company's independent auditor, effective as of June 22, 2011.

Section 10A requirements

Now that the Company, audit committee and Board have received this Section 10A report, you should inform the U. S. Securities and Exchange Commission ("SEC") of this report through a written notice within one business day and you must provide us with a copy of that written notice. If we do not receive a copy of your notice to the SEC within one business day, we will provide a copy of this Section 10A report to the SEC directly within one business day thereafter.

Our consent

We hereby consent to a copy of this letter and the attached copies of our letters of June 10, 2011, June 13, 2011 and June 15, 2011 being supplied to the SEC and the succeeding auditor to be appointed.

Yours faithfully

BDO Ltd

BDO Limited

c.c. (with enclosures)

By Email and By Registered Mail
Dr. Chin Ji Wei (秦智伟), Audit Committee member
Dr. Du Wen Min (杜文民), Audit Committee member

BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

香港干諾道中111號
永安中心25樓

BY HAND / BY EMAIL AND BY REGISTERED MAIL

The Audit Committee and the Board of Directors
China-Biotics, Inc.
No. 26 Orient Global Headquarter,
Lane 118, Yonghe Road, Zhabei District,
Shanghai 200072, China

June 10, 2011
Our ref: 52564/ah0311/1006

Attn: Mr. Simon Yick, Chairman of the Audit Committee
Mr. Song Jin An, Chairman of the Board of Directors

Dear Sirs

Re: China-Biotics, Inc and its subsidiaries (the "Company")
Audit of the financial statements for the year ended March 31, 2011

We write to inform you that during the course of our audit of the Company's financial statements for the year ended March 31, 2011, we have encountered a number of findings that are causing us grave concern. These findings are:

1. Irregularities in a sales contract whereby the chop of the purchaser affixed on the sales contract belongs to a different company than the one named in the sales contract.

2. Irregularities in the performance of our audit procedures of reviewing the Company's bank account through the e-banking system of the Bank of Communications (the "Bank") in that we were directed by your staff to access a suspected fake website of the Bank.

3. Irregularities in a bank advice dated March 21, 2011 pertaining to bank interest income which contained mathematical errors and which the Company management dismissed as clerical mistake made by the Bank. This was later replaced by management with a "corrected" advice from the Bank.

Cont'd 2.../

BDO

4. Irregularities in the interest earned by the Company in that the deposit interest rate recorded as earned by the Company differed from an "undated" deposit agreement (协定存款合同) with the Bank presented to us and which the Company's executive vice president, Ms. Yan, represented as having been entered into between 上海双金生物科技有限公司 (unofficial English translation: Shanghai Shining Biotechnology Company Limited), a subsidiary of the Company and the Bank in February 2011.

Details of these findings together with the supporting documents are set out in Appendix A.

These are very serious issues that raise doubts as to the validity of the accounting records that form the basis of the Company's financial statements. We bring these issues to your immediate attention in the context of our responsibilities under Statement on Auditing Standards No. 99 "Consideration of Fraud in a Financial Statement Audit" issued by the American Institute of Certified Public Accountants.

Responsibilities of the board of directors and the audit committee

The board of directors and the audit committee are responsible for safeguarding the assets of the Company and for ensuring the reliability of the Company's financial reporting process. In this context, concerns raised by the Company's independent auditors about the significant irregularities should be carefully considered and addressed by the board of directors and the audit committee.

Actions to take

Against the significance of the irregularities referred to as above, we request that you immediately:

1. Investigate into the items mentioned above and provide to us the results of your investigation;
2. Notify Deloitte & Touche Financial Advisory Services Limited and Jun He Law Offices of these additional findings so as to allow them to take these findings into consideration in their scope of work; and
3. Inform the Company's U.S. counsel of this development and seek their advice.

We require your formal response to us by next Monday, June 13, 2011 (Hong Kong time).

Cont'd 3.../

BDO

In addition, we note that the Company intends to announce its annual financial results and file the Form 10-K by the due date. It appears to us that there is no likelihood that the Company will be in a position to do so because of the time required to properly address the above findings. For the avoidance of doubt, we make it clear to you that we refuse to associate ourselves with any such announcement of results until such time that the issues raised in this letter have been addressed to our satisfaction.

Yours faithfully

BDO Ltd

BDO Limited

c.c. (with enclosures)

By Email and By Registered Mail

Mr. Simon Yick (易永发), Chairman of the Audit Committee
Dr. Chin Ji Wei (秦智伟), Audit Committee member
Dr. Du Wen Min (杜文民), Audit Committee member
Mr. Travis Cai (蔡涛), Chief Financial Officer
Dr. Hui S. Chang (张晖), Chief Operating Officer
Ms. Eva Yan (闫屹泓), Executive Vice President

BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

香港干諾道中111號
永安中心25樓

BY EMAIL AND BY REGISTERED MAIL

China-Biotics, Inc.
No. 26 Orient Global Headquarter,
Lane 118, Yonghe Road, Zhabei District,
Shanghai 200072, China

June 13, 2011
Our ref: 52564/ah0311/1306-2

Attn: Ms. Eva Yan, (闫屹溦), Executive Vice President

Dear Ms. Yan,

Re: China-Biotics, Inc and its subsidiaries (the "Company")
Audit of the financial statements for the year ended March 31, 2011

We acknowledge receipt from the Company a report of the preliminary responses dated June 12, 2011 (a copy is attached for identification purpose) in respect of the irregularities identified by us during our audit. Please indicate to us directly and clearly if the report was prepared by the Company's CEO and CFO, and approved by the board of directors and submitted to the audit committee.

As a matter of formality, we request that you arrange to have the report duly signed by the Company's CEO and CFO, and return it to us by noon tomorrow. Please also let us have a copy of the board minutes authorizing the Company's CEO and CFO to sign this report.

Yours faithfully,

BDO Ltd

BDO Limited

c.c. (with enclosures)

By Email and By Registered Mail

Mr. Song Jin An (宋锦安), Chief Executive Officer and Chairman of the Board of Directors

Mr. Travis Cai (蔡涛), Chief Financial Officer

Dr. Hui S. Chang (张晖), Chief Operating Officer

Mr. Simon Yick (易永发), Chairman of the Audit Committee

Dr. Chin Ji Wei (秦智伟), Audit Committee member

Dr. Du Wen Min (杜文民), Audit Committee member

BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

香港干諾道中111號
永安中心25樓

BY EMAIL AND BY REGISTERED MAIL

The Audit Committee
China-Biotics, Inc.
No. 26 Orient Global Headquarter,
Lane 118, Yonghe Road, Zhabei District,
Shanghai 200072, China

June 13, 2011
Our ref: 52564/ah0311/1306-1

Attn: Mr. Simon Yick, Chairman of the Audit Committee

Dear Sir,

Re: China-Biotics, Inc and its subsidiaries (the "Company")
Audit of the financial statements for the year ended March 31, 2011

We have received today from the Company a report of the preliminary responses (a copy is attached for identification purpose) in respect of the irregularities identified by us during our audit as listed under our letter of June 10, 2011 addressed to the audit committee and the board of directors (the "Letter").

As indicated in the Letter, we requested the audit committee and board of directors to take the following steps:

1. Investigate into the items mentioned in the Letter and provide to us the results of the investigation;
2. Notify Deloitte & Touche Financial Advisory Services Limited and Jun He Law Offices of these additional findings so as to allow them to take these findings into consideration in their scope of work; and
3. Inform the Company's U.S. counsel of this development and seek their advice.

However, we have not received any official written communication from the audit committee on the work that it has performed to discharge its oversight responsibilities with regard to the items listed above. As a result, we now request the audit committee:

- to provide us with its comments on the reported responses, its actions taken to verify the reported responses and its results of work and conclusion drawn therefrom;
- to confirm that it has notified Deloitte & Touche Financial Advisory Services Limited and Jun He Law Offices of our findings; and
- to confirm that it has informed the Company's U.S. counsel of this development,

Cont'd 2.../

and let us have a written reply on the above from the audit committee **by the end of the business day of June 14, 2011**.

In addition, we note that the Company intends to announce its annual financial results and file the Form 10-K by the due date. It appears to us that there is no likelihood that the Company will be in a position to do so because of the time required to properly address the findings as detailed in our Letter. For the avoidance of doubt, we make it clear to you that we refuse to associate ourselves with any such announcement of results until such time that the issues raised in the Letter have been addressed to our satisfaction.

Yours faithfully,

BDO Ltd

BDO Limited

c.c. (with enclosures)

By Email and By Registered Mail

Dr. Chin Ji Wei (秦智伟), Audit Committee member

Dr. Du Wen Min (杜文民), Audit Committee member

Mr. Song Jin An (宋锦安), Chief Executive Officer and Chairman of the Board of Directors

Mr. Travis Cai (蔡涛), Chief Financial Officer

Dr. Hui S. Chang (张晖), Chief Operating Officer

Ms. Eva Yan (闫屹泓), Executive Vice President

China Biotic, Inc.

June 14,2011

BDO Limited
25/F Wing On Centre
111 Connaught Centre
Hong Kong
Attn: Ms. Lesley Yeung, Partner

Dear Sir,

I refer to your letter of June 13, 2011 addressed to the Audit Committee and would like to advise the following:

1. Once we have received your initial letter addressed to China Biotic, Inc. ("the Company") and its Audit Committee dated June 10, 2011(the "Letter"), we have actively communicated with the management regarding the irregularities as suggested by BDO;
2. The management has completed the report on June 12, 2011 and the Audit Committee has noted the contents of such report;
3. Due to the fact that a) all the members of the Audit Committee are non-executive directors and do not involve in the daily management of the Company; and b),one of the issues regarding the bank website is very technical, we do not have specific comment on the contents of the report;
4. As the deadline for submitting the annual report of the Company is due soon, and in order for the Company to comply with the deadline set in the Letter, we recommend the Company to submit the report (the "Response") to BDO immediately;
5. In addition, we also passed the Letter together with the Response to Junhe, lawyers acting for the Special Committee and Junhe's advisors Deloitte and Touche Financial Services Limited for their comments;
6. We also arranged a telephone conference with you and Deloitte and Touche Financial Services Limited on June 13, 2011 for performing additional reviewing procedures to verify the existence of cash balances of one of the major banks of the Company by using online banking. We have communicated with the management to give assistance in the proposed implementation; and

7. We have also forwarded the Letter together with the Response to our US attorney for their comments on June 13, 2011.

We will keep you and all professional parties posted of any new development in due course.

As I mentioned to you today, the Audit Committee has fully performed its duty in this matter and will continue to do so in accordance with the mandate of the Audit Committee.

We appreciate your findings set out in the Letter and hope that BDO can speed up its audit to the fullest extent with the co-operation of the management.

Yours faithfully,

Simon Yick
Chairman
Audit Committee
China Biotics, Inc.

BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

香港干諾道中111號
永安中心25樓

BY EMAIL AND BY REGISTERED MAIL

The Audit Committee
China-Biotics, Inc.
No. 26 Orient Global Headquarter,
Lane 118, Yonghe Road, Zhabei District,
Shanghai 200072, China

June 15, 2011
Our ref: 52564/ah0311/1306-1

Attn: Mr. Simon Yick, Chairman of the Audit Committee

Dear Sirs,

Re: China-Biotics, Inc and its subsidiaries (the "Company")
Audit of the financial statements for the year ended March 31, 2011

We received yesterday from Mr. Simon Yick representing the audit committee of the Company a formal response letter (the "Response Letter") in respect of the irregularities identified by us during our audit as listed under our letter of June 10, 2011 (the "Letter"). We also refer to the report dated June 13, 2011 pertaining to the preliminary responses from the Company (the "Company Responses").

In relation to the first course of action that we requested the audit committee to perform, we note that the Response Letter does not provide us with the requested audit committee's comments on the Company Responses, the audit committee's actions taken to verify the Company Responses and the audit committee's results of work and conclusion drawn therefrom, other than that the audit committee has communicated with management to request it to give assistance in Deloitte's performance of additional reviewing procedures to verify the existence of cash balances of one of the major banks of the Company (Bank of Communications) by using online banking. In the Response Letter, it is stated that the audit committee does not have specific comments on the contents of the report (Company Responses).

In relation to the second and third course of action that we requested the audit committee to perform, it is stated in the Response Letter that the audit committee has forwarded the Letter to the management of the Company, the U.S. Counsel of the Company, Jun He Law Offices ("Jun He") and Deloitte and Touche Financial Services Limited ("Deloitte"). However, in the Response Letter the audit committee has not informed us of the action plan that the audit committee has agreed with Jun He and Deloitte on the appropriate actions that need to be taken by them on the identified irregularities in the Letter.

Cont'd 2.../

BDO

In light of the above, we are of the view that the Response Letter has not adequately addressed the irregularities raised by us in the Letter. We reiterate that we require from the audit committee an official written communication on the work that it has performed to discharge its oversight responsibilities with regard to the identified irregularities in the Letter, such as preparing a detailed plan for how these irregularities will be investigated and remediated.

Because the Response Letter has not adequately addressed the irregularities raised by us in the Letter, we are not in a position to assess whether the Company Responses are sufficient. However, we note from the Company Responses that the management of the Company is arranging for our visit to the Bank of Communications. We understand the purpose of this bank visit is to enable us to confirm directly the bank balances and transactions with this bank, and to interview the senior management of this bank in order to enable us to obtain all the necessary information and explanations we need from them.

In relation to the above, we require the audit committee:

1. To provide us with a written communication <u>by the end of the business day of June 15, 2011</u> pertaining to the results of Deloitte's investigation into the irregularities identified in the Letter in respect of the e-banking system of the Bank of Communication that was planned to be performed on June 14, 2011.

2. To ensure the management of the Company in arranging for our visit to the Shanghai head office of the Bank of Communications and confirm to us the arrangement <u>by noon of June 16, 2011.</u> During our visit, we require to meet with senior management of the Shanghai head office of the Bank of Communications <u>in the morning of June 17, 2011</u>. Prior to this, we require the name of the senior management of this bank whom we will meet and their position.

3. To provide us with a written investigation report <u>by the end of the business day of June 17, 2011</u> pertaining to the findings of Jun He and/or Deloitte on the irregularities in respect of the sales contract and bank interest income as detailed in the Letter.

There is an imperative need for the Company to investigate and clear the irregularities as listed in the Letter before we can proceed further with our audit. Furthermore, we have kept the audit committee informed of the progress of our audit and the outstanding information and documents we need from management through e-mails and telephone conferences. As a result, any Company failure to respond to the requests above will delay the progress of our audit.

Cont'd 3.../

BDO

We also report that we have not received a copy of the Company Responses duly signed by the Company's CEO and CFO and also a copy of the board minutes authorizing them to sign it.

In addition, we require the Company to provide us with a written authorization to communicate directly with Jun He and Deloitte in respect of their special forensic investigation work commissioned by the Special Committee of the audit committee in April 2011. As a reminder, the progress of our audit is also affected by the completion of the special forensic investigation.

Yours faithfully,

BDO Ltd

BDO Limited

c.c.

By Email and By Registered Mail

Dr. Chin Ji Wei (秦智伟), Audit Committee member

Dr. Du Wen Min (杜文民), Audit Committee member

Mr. Song Jin An (宋锦安), Chief Executive Officer and Chairman of the Board of Directors

Mr. Travis Cai (蔡涛), Chief Financial Officer

Dr. Hui S. Chang (张晖), Chief Operating Officer

Ms. Eva Yan (闫屹泓), Executive Vice President